Exhibit 4.3

Execution Version

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of November 7, 2025 (the “First Supplemental Indenture”), among Apollo Global Management, Inc., a corporation duly incorporated and existing under the laws of the State of Delaware (the “Company”), the Guarantors party hereto and U.S. Bank Trust Company, National Association, a national banking association, as Trustee (the “Trustee”), supplements that certain Indenture, dated as of August 12, 2025, among the Company, the Guarantors named therein and the Trustee (the “Indenture”). Capitalized terms used herein without definitions shall have the meaning assigned to them in the Indenture.

RECITALS OF THE COMPANY

WHEREAS, the Company and Guarantors party thereto have executed and delivered to the Trustee the Indenture providing for the issuance and the terms of the Company’s 5.150% Senior Notes due 2035 (the “Notes”), initially in the aggregate principal amount of $500,000,000 (the “Existing Notes”);

WHEREAS, on the date hereof the Company intends to issue $350,000,000 aggregate principal amount of the Notes (the “Additional Notes”), which shall be Additional Notes under the Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture and the Additional Notes to be issued, as provided in the Indenture;

WHEREAS, each Guarantor has duly authorized its Guarantee of the Additional Notes (the “Additional Guarantee”) and to provide therefor each Guarantor has duly authorized the execution and delivery of this First Supplemental Indenture;

WHEREAS, the Existing Notes and the Additional Notes will be treated as a single series of Notes for all purposes of the Indenture (as supplemented by this First Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase);

WHEREAS, pursuant to Sections 201 and 1001 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this First Supplemental Indenture to provide for the issuance of the Additional Notes;

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Terms of Additional Notes. The terms of the Additional Notes shall be identical to the Existing Notes issued on August 12, 2025 except that (a) the issue price of the Additional Notes shall be 99.183% of the aggregate principal amount of the Additional Notes plus accrued and unpaid interest from and including August 12, 2025, and (b) the issuance date of the Additional Notes shall be the date of this First Supplemental Indenture.

The aggregate principal amount of the Additional Notes which may be authenticated and delivered under the Indenture shall be $350,000,000.

The Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes. The depositary for such Global Notes shall be The Depository Trust Company, a New York corporation.

The form of Global Note for the Additional Notes is attached as Exhibit A hereto.

The Additional Notes shall be Additional Notes issued pursuant to Section 201 of the Indenture.

SECTION 2. Execution and Authentication of the Additional Notes. The Additional Notes shall be executed on behalf of the Issuer by an Officer and authenticated by the Trustee pursuant to Section 205 of the Indenture.

SECTION 3. Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Not Responsible for Recitals or Issuance of Additional Notes. The recitals contained herein shall be taken as the statements of the Company and the Guarantors party hereto, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of the Additional Notes or the proceeds thereof.

SECTION 5. Separability Clause. In case any provision in this First Supplemental Indenture or in the Additional Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

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SECTION 7. Execution and Counterparts. This First Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (each, a “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under any Signature Law due to the character or intended character of the writings.

SECTION 8. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law.

SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

Apollo Global Management, Inc., as Issuer

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

Apollo Asset Management, Inc., as Guarantor

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

Apollo Principal Holdings A, L.P., as Guarantor

By:	Apollo Principal Holdings A GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

Apollo Principal Holdings B, L.P., as Guarantor

By:	Apollo Principal Holdings B GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

Apollo Principal Holdings C, L.P., as Guarantor

By:	Apollo Principal Holdings C GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

AMH Holdings (Delaware), L.P., as Guarantor

By:	AMH Holdings GP, Ltd., its general partner

By:	Apollo Management Holdings GP, LLC, its sole director

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

Apollo Management Holdings, L.P., as Guarantor

By:	Apollo Management Holdings GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

U.S. Bank Trust Company, National Association, as Trustee

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Vice President

Exhibit A

See attached.

Apollo Global Management, Inc.

5.150% SENIOR NOTE DUE 2035

No.	Principal Amount (US)$
CUSIP NO. [ ]

Apollo Global Management, Inc., a corporation duly formed and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of      United States dollars (U.S.$     ) on August 12, 2035 and to pay interest thereon, from and including August 12, 2025, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be February 12 and August 12 of each year, commencing on February 12, 2026, at the per annum rate of 5.150%, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the January 28 or July 28 immediately prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Notes, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Notes. With respect to certificated Notes, the Company will make such payments by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 12 days prior to the relevant payment date. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

APOLLO GLOBAL MANAGEMENT, INC., as issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its “5.150% Senior Notes due 2035” (herein called the “Notes”), issued under an indenture, dated as of August 12, 2025 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $500,000,000 in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2. Optional Redemption. Prior to May 12, 2035 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at its option at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date, at a Redemption Price equal to the greater of (i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate, plus 15 basis points, and (ii) 100% of the aggregate principal amount of the Notes being redeemed, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at its option, at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

3. Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (each new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, pursuant to the provisions of Section 403 of the Indenture.

4. Global Note. If this Note is a Global Note, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereto with respect to the Notes, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

6. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

7. Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

8. Guarantee. As expressly set forth in the Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Indenture.

9. Governing Law. THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint              , as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is one year or six months, as the case may be (as specified in Rule 144(d) under the Securities Act), after the later of the Issue Date of such Notes and the last date, if any, on which such Notes were owned by the Company or any affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1.	☐ acquired for the undersigned’s own account, without transfer; or

2.	☐ transferred to the Company; or

3.	☐ transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or

4.	☐ transferred pursuant to an effective registration statement under the Securities Act; or

5.	☐ transferred pursuant to and in compliance with Regulation S promulgated under the Securities Act; or

6.

☐ transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) and (13) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7.	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signature:

[SCHEDULE OF INCREASES AND DECREASES IN NOTE]

Apollo Global Management, Inc.

5.150% Senior Notes due 2035

The initial principal amount of this Note is $    . The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee (1)

(1)	Insert for Global Notes only